EXHIBIT 99.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of AAF-McQuay Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof, I, Bruce D. Krueger, Vice President of Finance and Chief Financial Officer of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge: (1) the quarterly report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and (2) the information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Bruce D. Krueger	February 7, 2002
Bruce D. Krueger
Vice President of Finance and Chief Financial Officer
(Principal Finance and Accounting Officer)